Exhibit 99.B(p)(21)

NUVEEN INVESTMENTS

(Including Certain Subsidiaries of
Nuveen Investments, Inc.)

NUVEEN DEFINED PORTFOLIOS

NUVEEN CLOSED-END FUNDS

NUVEEN OPEN-END FUNDS

CODE OF ETHICS

AND

REPORTING REQUIREMENTS

February 1, 2005

As Amended through May 29, 2008

I. INTRODUCTION

This Code of Ethics (“Code”) is adopted by the subsidiaries of Nuveen Investments, Inc. (“Nuveen”) identified on Schedule I hereto, as may be amended from time to time (each a “Nuveen Subsidiary” and, together with Nuveen’s other subsidiaries, “Nuveen Investments”) in recognition of their fiduciary obligations to clients and in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940. Among other things, these rules require a registered investment adviser to establish, maintain and enforce a written code of ethics that includes:

•                 Standards of business conduct designed to reflect the adviser’s fiduciary obligations as well as those of its employees (including persons who provide investment advice on behalf of the adviser and who are subject to the adviser’s supervision and control)

•                 Provisions requiring employees/access persons to comply with applicable federal securities laws;

•                 Provisions designed to detect and prevent improper personal trading;

•                 Provisions requiring access persons to make periodic reports of their personal securities transactions and holdings and requiring the adviser to review such reports;

•                 Provisions requiring employees/access persons to report any violations under the code of ethics promptly to the chief compliance officer or other designated persons; and

•                 Provisions requiring the adviser to provide to each of its employees/access persons a copy of the code of ethics and any amendments and requiring employees/access persons to provide a written acknowledgment of receipt.

Additionally, this Code is adopted by the Nuveen Defined Portfolios and, with respect to the provisions addressing non-interested directors (as defined in Section VIII below), by the Nuveen Open-End Funds and Closed End-Funds, pursuant to Rule 17j-1.

This Code designates all Nuveen Investments’ employees “access persons” (as defined in Section VIII below).

Each Nuveen Subsidiary, through its compliance officers, legal officers and/or other personnel designated on Schedule II hereto (“Designated Compliance or Legal Officers”) shall be responsible for the day-to-day administration of this Code with respect to those employees/access persons under the direct supervision and control of such Nuveen Subsidiary.

II. GENERAL PRINCIPLES

This Code is designed to promote the following general principles:

•                  Nuveen Investments and its employees/access persons have a duty at all times to place the interests of clients first;

•                  Employees/access persons must conduct their personal securities transactions in a manner that avoids any actual or potential conflict of interest or any abuse of their positions of trust and responsibility;

•                  Employees/access persons may not use knowledge about pending or currently considered securities transactions for clients to profit personally;

•                  Information concerning the identity of security holdings and financial circumstances of clients is confidential; and

•                  Independence in the investment decision-making process is paramount.

III. STANDARDS OF BUSINESS CONDUCT

A. Fiduciary Standards

Nuveen Investments strives at all times to conduct its investment advisory business in strict accordance with its fiduciary obligations. It is Nuveen Investments’ policy to protect the interest of each of its clients and to place the client’s interest first and foremost. Nuveen Investments’ fiduciary responsibilities include the duty of care, loyalty, honesty, and good faith. It is therefore imperative that employees/access persons provide full and fair disclosure of all relevant facts concerning any potential or actual conflict of interest, make investment decisions and recommendations that are suitable for clients, and seek best execution for client transactions in accordance with each Nuveen Subsidiary’s best execution policies and procedures.

B. Compliance with Laws and Company Policies

Nuveen Investments operates in a highly regulated business environment, and has adopted many policies and procedures applicable to the conduct of its employees/access persons, including the Nuveen Investments, Inc. Code of Business Conduct and Ethics. Employees/access persons must respect and comply with all laws, rules and regulations which are applicable to Nuveen Investments in the conduct of its business. Without limiting the foregoing, it is especially important that employees/access persons comply with applicable federal securities laws, which prohibit, among other things, the following:

•                  Employing any device, scheme or artifice to defraud a client;

•                  Making any untrue statement of a material fact to a client or omitting to state a material fact necessary in order to make statements made to a client, in light of the circumstances under which they are made, not misleading;

•                  Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client;

•                  Engaging in any manipulative practice with respect to a client; and

•                  Engaging in any manipulative practice with respect to securities, including price manipulation.

C. Conflicts of Interest

Compliance with Nuveen Investments’ fiduciary obligations can be achieved by avoiding conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to a client.

Conflicts of interest may arise, for example, when an employee or access person favors the interests of one client over another (e.g., a larger account over a smaller account, an account compensated by performance fees over an account not so compensated, or an account of a close friend or relative) without a legitimate reason for doing so. Employees/access persons are prohibited from engaging in inappropriate favoritism among clients that would constitute a breach of fiduciary duty.

Conflicts may arise when an employee or access person has a material interest in or relationship with the issuer of a security that he or she is recommending or purchasing for a client. Conflicts may also arise when an employee or access person uses knowledge about pending or currently considered securities transactions for clients to profit personally. Restrictions on personal securities transactions are addressed in detail in Section V below.

Conflicts of interest may not always be clear-cut. Any employee or access person of a Nuveen Subsidiary who becomes aware of a conflict of interest or potential conflict involving a client account should bring it to the attention of one of the Subsidiary’s Designated Compliance or Legal Officers.

D. Gifts and Entertainment

Employees/access persons are restricted from accepting gifts from any person or entity that does business with or on behalf of Nuveen Investments or any client account. For this purpose, “gift” has the same meaning as in Rule 2830 of the National Association of Securities Dealers Conduct Rules. Gifts received by an employee from any one person or entity may not have an aggregate market value of more than $100 per year. Employees/access persons may not accept gifts in an amount that exceeds $100 per year from any person or entity that does business with or proposes to do business with Nuveen Investments. Employees/access persons are also subject to the restrictions in Rule 2830 with respect to accepting and providing non-cash compensation in the way of entertainment, including meals, golfing and tickets to cultural and sporting events. Employees/access persons are similarly restricted from giving gifts others. Employees/access persons may not give gifts in an amount that exceeds $100 per year to any person or entity that does business with or proposes to do business with Nuveen Investments. For more information, refer to Nuveen Investments’ Cash and Non-Cash Compensation Procedures.

E. Outside Directorships and Business Activities

Employees/access persons may not serve on the board of directors of any publicly traded company or engage in outside business activities without prior written approval from the General Counsel of Nuveen Investments or his or her designee.(1) Employees/access persons must also obtain prior written approval before serving as a member of the finance or investment committee of any not-for-profit organization or performing other investment-related services for such organization. Employees/access persons are required to report all outside business activities on a periodic basis. If it appears that any such activity conflicts with, or may reasonably be anticipated to conflict with, the interests of Nuveen Investments or its clients, the employee or access person may be required to discontinue the activity.

F. Protection of Confidential Information

Each employee/access person of a Nuveen Subsidiary must preserve the confidentiality of non-public information learned in the course of his or her employment, including nonpublic information about Nuveen Investments’ securities recommendations and client securities holdings and transactions. Employees/access persons may not misuse such information or disclose such information, whether within or outside Nuveen Investments, except to authorized persons who need to know the information for business purposes. Employees/access persons must comply with all laws, rules and regulations concerning the protection of client information including, without limitation, Regulation S-P. Please refer to Nuveen’s Consumer Information Security Policy for more information.

(1)Employees/access persons who receive authorization to serve as board members of publicly traded companies must be isolated through information barriers from those persons making investment decisions concerning securities issued by the entities involved.

G. Payments to Government Officials and Political Contributions

No payment can be made directly or indirectly to any employee, official or representative of any governmental agency or any party or candidate for the purposes of influencing any act or decision on behalf of Nuveen Investments. Employees/access persons are free to participate as individuals in political activities, but are prohibited from engaging in such activities as a representative of Nuveen Investments and from using the name or credibility of Nuveen Investments in connection with political activities. Nuveen Investments will not reimburse any employee or access person for any political contributions or similar expenses.

IV. INSIDER TRADING

Nuveen Investments has adopted Policies and Procedures Designed to Detect and Prevent Insider Trading and to Preserve Confidential Information. These policies and procedures prohibit employees/access persons from trading, either personally or on behalf of others, on the basis of material nonpublic information in violation of the law. This conduct is frequently referred to as “insider trading.” Nuveen Investments’ policies and procedures to prevent insider trading apply to every employee/access person and extend to activities within and outside such individual’s duties at Nuveen Investments.

A. Insider Trading

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•                 Trading by an insider while in possession of material nonpublic information;

•                  Trading by a non-insider while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

•                  Communicating material nonpublic information to others.

B. Insider Status

The concept of an “insider” is broad. It includes officers and employees of a company or other entity such as a municipality. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, investment advisers and the employees of such organizations.

C. Material Nonpublic Information

Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

D. Identifying Inside Information.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

•                 Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

•                  Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

E. Reporting Suspected Inside Information.

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

•                 Report the matter immediately to a Designated Compliance or Legal Officer;

•                 Do not purchase or sell the securities on behalf of yourself or others; and

•                 Do not communicate the information inside or outside of Nuveen Investments, other than to a Designated Compliance or Legal Officer.

After a Designated Compliance or Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Questions regarding Nuveen Investments’ policies and procedures to prevent insider trading should be referred to a Designated Compliance or Legal Officer.

V. PERSONAL SECURITIES TRANSACTIONS

Set forth below are the restrictions on personal trading applicable to employees/access persons, including “investment persons” (as defined in Section VIII below), of each Nuveen Subsidiary. A Nuveen Subsidiary may implement more restrictive requirements for employees under its direct supervision and control by adopting supplemental procedures under this Section V. Also included are certain restrictions that apply to the non-interested directors of the Nuveen Funds.

A. Trading Restrictions for All Employees/Access Persons

1. Initial Public Offerings. No employee/access person of any Nuveen Subsidiary may purchase, directly or indirectly for any account in which he or she has beneficial ownership, any security in an “initial public offering” (as defined in Section VIII below). This requirement also does apply to transactions in an “initial public offering” in an account over which an employee/access person has granted full discretionary authority to a third party.

2. Limited Offerings. No employee/access person of any Nuveen Subsidiary may purchase, directly or indirectly for any account in which he or she has beneficial ownership, or outside such an account, any security in a “limited offering” (as defined in Section VIII below) without prior written approval as specified in subsection G below.(2)

3. Other Securities. No employee/access person of a Nuveen Subsidiary may purchase or sell, directly or indirectly for any account in which he or she has beneficial

(2)A decision to grant approval will take into account, among other factors, whether the investment opportunity would be consistent with the strategies and objectives of a client account and whether the opportunity is being offered to the access person by virtue of his or her position with Nuveen Investments.

ownership, any security without first pre-clearing such transaction through PTA (as defined in Section VIII below) as specified in subsection G below.

4. Securities Being Purchased or Sold in Client Accounts. No employee/access person of any Nuveen Subsidiary may purchase or sell, directly or indirectly for any account in which he or she has beneficial ownership, any security that to his or her actual knowledge is being purchased or sold, or is actively being considered for purchase or sale, by a client of Nuveen Investments. This restriction, however, does not apply when the purchase or sale by the client account is a “maintenance trade” or an “unsupervised trade” (as defined in Section VIII below).

B. Additional Trading Restrictions for Investment Persons

1. Securities Eligible for Purchase or Sale by Client Accounts. Except with prior written approval, no investment person of a Nuveen Subsidiary may purchase or sell, directly or indirectly for any account in which he or she has beneficial ownership, any security eligible for purchase or sale by a client account for which such investment person has responsibility.(3)

2. Securities Traded Within Seven Days Before or After a Client Transaction. In the event that a client account purchases or sells a security within 7 days preceding or following the purchase, or purchases or sells a security within 7 days preceding or following the sale, of the same security by an investment person who has responsibility for the client account, the investment person may be required to dispose of the security and/or disgorge any profits associated with his or her transaction. Such disposal and/or disgorgement may be required notwithstanding any prior written approval granted pursuant to paragraph B.1 above, unless the purchase or sale by the client account is a maintenance trade or unsupervised trade.

C. Other Trading Restrictions

1. Transactions in Shares of Certain Closed-End Funds and Similar Pooled Vehicles. No employee of a Nuveen Subsidiary either (a) working in the Chicago office or (b) working in Nuveen’s Closed-End Funds and Structured Products Group (or any successor group) may purchase or sell, directly or indirectly for any account in which he or she has beneficial ownership, any common or preferred shares of a Nuveen Closed-End Fund (as defined in Section VIII below) or other closed-end fund advised or sub-advised by a Nuveen Subsidiary without prior written approval as specified in Subsection

(3) Written approval may be withheld unless it is determined that the transaction is unlikely to present an opportunity for abuse and there has been no trade (other than a maintenance trade or unsupervised trade) in the same security during the 7 preceding days by a client account for which the investment person has some responsibility.

G below. This pre-clearance requirement will also apply to common and preferred shares of any other exchange-listed investment product sponsored by Nuveen that is not a closed-end fund, such as the Nuveen Commodities Income and Growth Fund, and such product will be regarded as a Closed-End Fund for purposes of this Section V.C. and all related sections. In addition, no employee, officer or director of any Nuveen Subsidiary who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 by reason of his or her position with a Nuveen Closed-End Fund or other closed-end fund advised or sub-advised by a Nuveen Subsidiary may purchase or sell, directly or indirectly for any account in which he or she has beneficial ownership, any common shares of such fund without prior written approval as specified in Subsection G below. These restrictions do apply to any such transactions in accounts over which an employee/access person has granted full discretionary authority to a third party.

2. Non-Interested Directors of the Nuveen Funds. A non-interested director of a Nuveen Fund is deemed an “access person” of the Fund under Rule 17j-1. Accordingly, in connection with his or her purchase or sale of a security held or to be acquired by the Fund, such non-interested director may not: engage in any act or practice that operates as a fraud or deceit upon the Fund; make any material misstatement or omission to the Fund; or engage in any manipulative practice with respect to the Fund. Under this Code, a non-interested director of a Nuveen Fund:

•      May not purchase or sell common or preferred shares of a Nuveen Closed-End Fund without prior written approval;

•      May purchase or sell other securities which are eligible for purchase or sale by a Nuveen Fund, including securities in an initial public offering or limited offering, without prior written approval unless such non-interested director has actual knowledge that the securities are being purchased or sold, or are actively being considered for purchase or sale, by the Nuveen Fund.

3. Frequent Trading in Shares of Certain Open-End Funds. Employees/access persons of each Nuveen Subsidiary must adhere to the restrictions on frequent trading set forth in the registration statement of any Nuveen Open-End Fund (as defined in Section VIII below) and any other open-end fund advised or sub-advised by a Nuveen Subsidiary.

4. Excessive or Abusive Trading. Excessive personal trading (as measured in terms of frequency, complexity of trading programs, numbers of trades or other measures) and other personal trading patterns that involve opportunities for abuse are inconsistent with fiduciary principles and this Code. Accordingly, if the trading by an employee or access person in any account, including but not limited to a 401(k) plan, appears to be excessive or otherwise abusive, the Designated Compliance or Legal Officers of the applicable Nuveen Subsidiary may place additional restrictions on such trading.

D. PTA System and Employee/Access Person Trade Monitoring

1.             PTA. PTA is Nuveen’s pre-clearance monitoring system for employee/access person transactions. All personal transactions for such individuals must be pre-cleared through PTA. This means that all transactions must be input into PTA for approval before any such transactions are executed. All of the information required by PTA must be supplied in connection with the transaction. Employees/access persons will receive training for PTA. Transactions effected pursuant to an “automatic investment plan” (as defined in Section VIII below) must only be submitted for pre-clearance one time, prior to the first transaction under the automatic investment plan. The following trades are not required to be submitted to PTA for pre-clearance:

a.     Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

b.     Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities; and

c.     Transactions that are non-volitional on the part of the access person, including transactions in managed accounts in which the employee/access person has no investment discretion and the call by a third party of an option on securities owned by the access person. Such transactions are, however, subject to other restrictions including those contained in Sections V.A.1 and V.C.1.

2.             Employee/Access persons Accounts. Employees/access persons must maintain all brokerage accounts at a PTA compatible broker-dealer. This includes all brokerage accounts for the employee/access person’s family members living in their home, the brokerage accounts of any domestic partner and any other brokerage account over which the employee/access person has discretionary authority. The PTA compatible broker-dealers are listed on Schedule IV and may be updated from time to time by the Compliance Department. Certain accounts itemized in section D.3 below are excluded from this requirement. Accounts that enable the employee/access person to engage in any transaction not specifically listed in Section D.3 below cannot be excluded and must be maintained at a PTA compatible broker-dealer.

3.             Accounts That May be Maintained at Non-PTA Compatible Broker-Dealers. Employees/access persons may maintain accounts at broker-dealers that are not listed on Schedule IV when the account in question only allows for transactions in any or all of the following categories:

a. Transactions in securities over which a person has no direct or indirect influence or control;(4)

b. Transactions in securities issued by the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements;

c. Transactions in shares of registered open-end investment companies, including open-end exchange-traded funds known as “ETFs” (other than the restrictions on frequent trading in shares of Nuveen Open-End Funds and other open-end funds advised or sub-advised by a Nuveen Subsidiary);

d. Transactions in ETFs that are comparable to open-end ETFs but are formed as unit investment trusts; and

e. Transactions in shares of unit investment trusts that are invested exclusively in one or more registered open-end investment companies.

A Designated Compliance or Legal Officers may grant other exceptions on a limited case-by-case basis. The person seeking such exemption must make a request to the Designated Compliance or Legal Officers and must receive prior written approval in writing before the exemption becomes effective. (See Section G below for approval process.)

E. Reporting Requirements

1. General Reporting Requirements. Nuveen Investments will deliver a copy of this Code, and amendments to this Code, to each employee/access person of a Nuveen Subsidiary. Shortly after receipt of a copy of this Code or any amendment, the recipient shall be required to acknowledge that he or she:

•      Has received a copy of the Code;

•      Has read and understands the Code;

•      Agrees that he or she is legally bound by the Code; and

(4)This would include securities transactions in accounts over which a person has granted full discretionary authority to another party that does not have beneficial ownership in the securities, such as a separately managed account for which a third party has full and exclusive discretion, provided that the Designated Compliance or Legal Officers receive written notice of such grant of authority. Note that such grant of discretionary authority must be restricted as to JNC securities. Employees/access persons may not grant discretion to another party for purchases or sales of JNC securities which always require prior approval by legal as specified in Subsection G below.

•      Will comply with all requirements of the Code.

2. Initial Holdings Report. Each access person of a Nuveen Subsidiary must submit through PTA a report of all holdings in securities within 10 days of becoming an access person. The report must include the following information current as of a date not more than 45 days prior to the date of becoming an access person:

•      Title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each security;

•      Name of any broker, dealer or bank with which the access person maintains an account; and

•      Date on which the report is submitted.

3. Annual Holdings Report. Access persons must submit through PTA a report of all security holdings within 45 days after the end of each calendar year. The report must include the following information current as of the last day of the calendar year:

•      Title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each security;

•      Name of any broker, dealer or bank with which the access person maintains an account; and

•      Date on which the report is submitted.

4. Quarterly Transaction Reports. Access persons must submit through PTA transaction reports no later than 30 days after the end of each calendar quarter covering all transactions in securities during the quarter. The report must include:

•      Date of transaction, title, exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved;

•      Nature of the transaction (e.g., purchase, sale or any other acquisition or disposition);

•      Price at which the transaction was effected;

•      Name of broker, dealer, or bank through which the transaction was effected;

•      Name of broker, dealer or bank with whom any new account was established and the date such account was established; and

•      Date on which the report is submitted.

5. Transaction Reports of Non-Interested Nuveen Fund Directors. Non-interested directors of a Nuveen Fund must report a personal securities transaction only if such director, at the time of that transaction, knew that during the 15-day period immediately preceding or subsequent to the date of the transaction by the director, such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

Non-interested directors must report securities transactions meeting these requirements within 30 days after the end of each calendar quarter.

6. Reporting Holdings and Transactions in Certain Open-End Funds. Unless one of the exceptions set forth in Section G below applies, holdings and transactions in shares of Nuveen Open-End Funds, and shares of any other open-end fund for which a Nuveen Subsidiary serves as an adviser or sub-adviser, must be included in the initial and annual holdings reports and quarterly transaction reports required by this Section E. See Schedule III for a list of such funds. However, employees/access persons need not take any action to report holdings or transactions in shares of Nuveen Open-End Funds through the Nuveen Investments 401(k)/Profit Sharing Plan because such information is being directly provided by the plan administrator to the Designated Compliance or Legal Officers.

7. Brokerage Statements. Each employee/access must provide the Designated Legal and Compliance Officers with a list of their brokerage accounts (or other accounts that hold securities). This requirement also includes accounts held directly with any Nuveen Open-End Fund or other open-end fund advised or sub-advised by a Nuveen Subsidiary, unless one of the exceptions in Section F below applies. With respect to transactions in the Nuveen Investments 401(k)/Profit Sharing Plan, this requirement is deemed satisfied by virtue of the reports being sent by the plan administrator directly to the Legal and Compliance Department.

8. Form of Holdings and Transaction Reports. An employee/access person’s holdings and transaction reports required by this Section E shall be in the form required to be reported in PTA, or such other form approved by the Designated Compliance or Legal Officers.

F. Exceptions to Reporting Requirements

The following holdings and/or transactions are not required to be included in the reports described in Section E above:

1.     Holdings and transactions in securities over which a person has no direct or indirect influence or control;

2.     Transactions effected pursuant to an automatic investment plan, including transactions in Nuveen Investments’ 401(k)/Profit Sharing Plan and any dividend reinvestment plan, unless such transactions override or deviate from the pre-set schedule or allocations of such automatic investment plan;

3.     Holdings and transactions in securities issued by the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements;

4.     Holdings and transactions in shares of registered open-end investment companies that are not advised or sub-advised by a Nuveen Subsidiary and are not exchange-traded open-end funds (ETFs); and

5.     Holdings and transactions in shares of unit investment trusts that are invested exclusively in one or more open-end funds that are not advised or sub-advised by a Nuveen Subsidiary.

G.    Procedures

1.  Notification of Status as Investment Person. Nuveen Investments will notify each person who is considered to be an investment person under this Code.

2. Maintenance of Access Person Master List. Each Nuveen Subsidiary will maintain and update an access person master list containing the names of its access persons and investment persons who are subject to this Code. It will also maintain a list of all open-end funds for which any Nuveen Subsidiary serves as an adviser or sub-adviser.

3. Procedure for Requesting Prior Written Approval. A request for prior written approval required by Sections A(1), A(3) and C(1) above must be made in writing to a Designated Compliance or Legal Officer of the applicable Nuveen Subsidiary. Such requests must include the following information:

•      Title, ticker symbol or CUSIP number;

•      Type of security (bond, stock, note, etc.);

•      Maximum expected dollar amount or number of shares of proposed transaction;

•      Nature of the transaction (purchase or sale); and

•      Broker’s name and account number; and

•      Any other information, representations or certifications that a Designated Compliance or Legal Officer may reasonably request.

The person granting approval of a transaction will create an e-mail or other written record setting forth the terms of the approval and will copy the other employees/access persons who need to know such information.

The person making the request will have one business day to execute an approved transaction at market or to place or cancel a limit order. Failure to execute the approved transaction within one business day will require the person to re-submit their pre-

clearance request as described above. The automatic execution of an order does not require an additional approval.

4. Monitoring of Personal Securities Transactions. Designated Compliance or Legal Officers will review personal securities transactions and holdings reports periodically, either on a trade-by-trade basis or through various sampling techniques.

5. Pre-Clearance Through PTA. Employees/access persons are required to use PTA Connect, the electronic monitoring system adopted by Nuveen Investments to pre-clear personal securities transactions in accordance with Section V (D) above.

All employees/access persons will be given computer based training on the procedures to be used within the PTA Connect system.

6. Section 16 Officers Additional Reporting. Section 16 Officers (as defined in Section VIII, below) are also required to report to the Legal Department in Chicago via email the details of any transaction requiring Section 16 filings immediately upon the completion of the transaction. Section 16 Officers are also required to verify the information in all Section 16 filings with the Legal Department and confirm that the Section 16 filing was made within the required regulatory timeframe.

VI. ADMINISTRATION AND ENFORCEMENT

A. Approval of Code

This Code has been approved by each Nuveen Subsidiary identified on Schedule I hereto, the principal underwriter or depositor of the Nuveen Defined Portfolios, the board of directors of the Nuveen Open-End and Closed-End Funds, and the board of directors or trustees of other funds for which a Nuveen Subsidiary serves as an adviser or sub-adviser. Material amendments must also be approved by such fund boards (or principal underwriter or depositor in the case of a unit investment trust) within six months of the amendment.

B. Reporting to the Nuveen Fund Board

Nuveen Investments or the applicable Nuveen Subsidiary must provide an annual written report to the board of directors of any Nuveen Fund or other fund (other than a unit investment trust) for which a Nuveen Subsidiary serves as an adviser or sub-adviser. The report must:

•      Describe any issues arising under the Code or procedures thereunder since the last report, including, but not limited to, information about material violations of the Code or procedures thereunder and sanctions imposed in response to such violations; and

•      Certify that procedures have been adopted that are reasonably necessary to prevent access persons from violating the Code.

C. Duty to Report Violations

Employees/access persons must report violations of the Code promptly to a Designated Compliance or Legal Officer of the applicable Nuveen Subsidiary, who in turn must report all such violations to such Subsidiary’s Chief Compliance Officer. Such reports will be treated confidentially to the extent permitted by law and investigated promptly.

D. Sanctions for Violation of the Code

Employees/access persons may be subject to sanctions for violations of the specific provisions or general principles of the Code. Violations by such persons will be reviewed and sanctions determined by the General Counsel of Nuveen Investments, the Director of Compliance and the Chief Compliance Officer of the applicable Nuveen Subsidiary, or their designee(s). Sanctions which may be imposed include:

•      Formal warning;

•      Restriction of trading privileges;

•      Disgorgement of trading profits;

•      Fines; and/or

•      Suspension or termination of employment.

The factors which that may be considered when determining the appropriate sanctions include, but are not limited to:

•      Harm to a client’s interest;

•      Extent of unjust enrichment;

•      Frequency of occurrence;

•      Degree to which there is personal benefit from unique knowledge obtained through a person’s position with a Nuveen Subsidiary or its clients.

•      Degree of perception of a conflict of interest;

•      Evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

•      Level of accurate, honest and timely cooperation from the person subject to the Code.

Material violations by non-interested directors of a Nuveen Fund may be reviewed and sanctions determined by the other non-interested directors of such Fund or a committee thereof.

E. Form ADV Disclosure

Each Nuveen Subsidiary that is an investment adviser must include on Schedule F of Part II of its Form ADV a description of the Code and a statement that such Nuveen Subsidiary will provide a copy of the Code to any client or prospective client upon request.

F. Interpretation of the Code and the Granting of Waivers

Questions concerning the interpretation or applicability of the provisions of this Code, and the granting of waivers or exceptions hereunder, may be determined and made by the General Counsel of Nuveen Investments, the Director of Compliance, the Chief Compliance Officer of the applicable Nuveen Subsidiary, or their designees.

VII. RECORDKEEPING

Nuveen Investments will maintain the following records in a readily accessible place in accordance with Rule 17j-1(f) under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940.

•      A copy of each Code that has been in effect at any time during the past five years;

•      A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

•      A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an access person;

•      Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

•      A list of the names of persons who are currently, or within the past five years were, access persons;

•      A record of any decision and supporting reasons for approving the acquisition of securities by access persons in initial public offerings or limited offerings for at least five years after the end of the fiscal year in which approval was granted;

•      Any decisions that grant employees/access persons a waiver from or exception to the Code;

•      A record of persons responsible for reviewing access persons’ reports currently or during the last five years; and

•      A copy of reports provided to a fund’s board of directors regarding the Code.

VIII. DEFINITIONS

A. Access Person

Effective November, 2006, all Nuveen Investments employees will be considered “access persons”. This standard is more restrictive than Rule 204A-1(e)(1) under the Investment Advisers Act of 1940 and Rule 17j-1(a)(2) under the Investment Company Act of 1940.

B. Automatic Investment Plan

“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

C. Beneficial Ownership

“Beneficial ownership” means having or sharing a direct or indirect pecuniary interest in a security through any contract, arrangement, understanding, relationship or otherwise. The term “pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. See Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is very broad and encompasses many situations that might not ordinarily be thought to confer a “pecuniary interest” in, or “ownership” of, securities, including the following:

•      Family Holdings. As a general rule, you are regarded as the beneficial owner of securities not only in your name but held in the name of members of your immediate family, including: your spouse or domestic partner; your child or other relative who shares your home or, although not living in your home, is economically dependent upon you; or any other person if you obtain from such securities benefits substantially similar to those of ownership.

•      Partnership and Corporate Holdings. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, so long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your “alter ego” or “personal holding company,” the corporation’s holdings of securities will be attributable to you.

•      Investment Clubs. You are deemed to beneficially own securities held by an investment club of which you or a member of your immediate family (as defined above) is a member. Membership in investment clubs must be pre-approved by a Designated Compliance or Legal Officer.

•      Trusts. You are deemed to beneficially own securities held in trust if any of the following is true: you are a trustee and either you or members of your immediate family (as defined above) have a monetary interest in the trust, whether as to principal or income; you have a vested beneficial interest in the trust; or you are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries. See Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

•      Financial Power of Attorney. You are deemed to beneficially own securities held in any account over which you have financial power of attorney.

D. Control

“Control” of a company means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company, and a control relationship exists when a company controls, is controlled by, or is under common control with, another company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

E. Fund

“Fund” means an investment company registered under the Investment Company Act of 1940.

F. Initial Public Offering

“Initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

G. Investment Person

“Investment person” means an access person of a Nuveen Subsidiary who (i) in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a client account or (ii) is a natural person in a control relationship with a Nuveen Subsidiary and obtains information concerning recommendations made to a client account. Investment persons of a Nuveen Subsidiary include portfolios managers, portfolio assistants, securities analysts and traders employed by such Nuveen Subsidiary, or any other persons designated as such on the Nuveen Subsidiary’s master access person list.

H. Limited Offering

“Limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under such Act. Limited offerings are also known as “private placements.”

I. Maintenance Trade

“Maintenance trade” means a regular, day-to-day transaction in a security currently in a Nuveen Subsidiary’s model portfolio (or an alternative for such security) made for a new client account or pursuant to the deposit or withdrawal of money from an existing client account or a trade that is directed by a client account. A maintenance trade also includes the sale of existing securities from a new client account for the purpose of acquiring securities currently in a Nuveen Subsidiary’s model portfolio (or an alternative for such securities). A maintenance trade relates solely to rebalancing an existing client account or investing a new client account in a passive manner to track a model portfolio and is deemed not to involve the exercise of investment discretion.

J. Non-Interested Director

“Non-interested director” means a director who is not an “interested director” of a fund and who is not employed by, or has a material business relationship or professional relationship with, the fund or the fund’s investment adviser or underwriter. See Section 2(a)(19) of the Investment Company Act of 1040.

K. Nuveen Fund

“Nuveen Fund” means any fund for which a Nuveen Subsidiary serves as the investment adviser and for which Nuveen Investments, LLC serves as a principal underwriter or as a member of the underwriting syndicate. A Nuveen Fund is any Nuveen Defined Portfolio, Nuveen Closed-End Fund or Nuveen Open-End Fund.

L. Purchase or Sale of a Security

“Purchase or sale of a security” includes, among other things, the purchasing or writing of an option and the acquisition or disposition of any instrument whose value is derived from the value of another security.

M. PTA

PTA is Nuveen’s automated employee personal trading pre-clearance system. All employees/access persons must pre-clear applicable all transactions through PTA as described herein. All employees/access persons will be required to successfully complete training on the utilization of PTA.

N. Section 16 Officer

“Section 16 Officer” means every person who is directly or indirectly the beneficial owner of more than 10 percent of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12 of the Exchange Act of 1934 or who is an officer or director of the issuer of such security. See Section 16 of the Exchange Act of 1934. The Nuveen Fund Board approves the list of Section 16 Officers for the Nuveen Funds on an annual basis. This list is maintained in the Legal Department in Chicago and includes portfolio managers, traders and other employees responsible for making policy related decisions.

O. Security

“Security” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation ink temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Without limiting the foregoing, a security also includes any instrument whose value is derived from the value of another security.

P. Unsupervised Trade

“Unsupervised trade” is the purchase or sale of a security for which no Nuveen Subsidiary has investment discretion.

SCHEDULE I

Nuveen Subsidiaries Adopting this Code

Nuveen Asset Management

Nuveen Investments Advisers Inc.

Nuveen HydePark Group, LLC

Nuveen Investments Institutional Services Group LLC

NWQ Investment Management Company, LLC

Richards & Tierney, Inc.

Rittenhouse Asset Management, Inc.

Santa Barbara Asset Management
Symphony Asset Management LLC

Tradewinds Global Investors, LLC

Nuveen Investments LLC

Nuveen Investments Canada Co.

Any other Nuveen subsidiary that may from time to time notify its employees/access persons that it has adopted this Code of Ethics

SCHEDULE II

Designated Compliance or Legal Officers

For pre-clearance of trades in common or preferred shares of Nuveen Closed-End Funds, employees/access persons in Chicago and Section 16 officers of the Funds should contact one of the following persons:

Giff Zimmerman	Kevin McCarthy

For pre-clearance of all other trades, employees/access persons should utilize PTA. If directed by PTA to contact Compliance, contact one of the individuals identified below, depending on which Nuveen Subsidiary you are affiliated with:

You should contact one of the
If you are affiliated with any of the following:	following persons:

Nuveen Asset Management, Nuveen Investments Advisers Inc., Nuveen HydePark Group, LLC, Nuveen Investments Institutional Services Group LLC, NWQ Investment Management Company, LLC, Richards & Tierney, Inc., Rittenhouse Asset Management, Inc., Tradewinds Global Investors, LLC, or Nuveen Investments LLC

Ginny Johnson, Christina Legue, Cathie Reese, Walter Kelly, or Mary Keefe

You should contact one of the
If you are affiliated with:	following persons:
Symphony Asset Management LLC	Martin Fawzy, Neil Rudolph, or Mary Keefe
Santa Barbara Asset Management	Carol Olson or Mary Keefe

You should contact the
If you are a Section 16 Officer:	following persons:
Report the details of each Section 16 transaction via email to:	Mary Catherine Finneran, Ginny Johnson and Christina Legue

Funds Advised or Sub-Advised by a Nuveen Subsidiary as of 9-30-2009

Nuveen Municipal Trust	Nuveen Investment Trust II
Nuveen Intermediate Duration Municipal Bond Fund	Nuveen Tradewinds Global All-Cap Fund
Nuveen Tradewinds International Value Fund
Nuveen Insured Municipal Bond Fund	Nuveen Tradewinds Global Resources Fund
Nuveen All-American Municipal Bond Fund	Nuveen Tradewinds Global All-Cap Plus Fund
Nuveen Limited Term Municipal Bond Fund	Nuveen Tradewinds Emerging Markets Fund
Nuveen High Yield Municipal Bond Fund	Nuveen Tradewinds Japan Fund
Nuveen Santa Barbara Global Equity Fund
Nuveen Multistate Trust I	Nuveen Santa Barbara Growth Fund
Nuveen Arizona Municipal Bond Fund	Nuveen Santa Barbara Strategic Growth Fund
Nuveen Colorado Municipal Bond Fund	Nuveen Santa Barbara Growth Opportunities Fund
Nuveen Florida Preference Municipal Bond Fund	Nuveen Santa Barbara International Equity Fund
Nuveen Maryland Municipal Bond Fund	Nuveen Santa Barbara Dividend Growth Fund
Nuveen New Mexico Municipal Bond Fund	Nuveen Santa Barbara EcoLogic Equity Fund
Nuveen Pennsylvania Municipal Bond Fund	Nuveen Santa Barbara Growth Plus Fund
Nuveen Virginia Municipal Bond Fund	Nuveen Santa Barbara Mid-Cap Growth Fund
Nuveen Symphony All-Cap Core Fund
Nuveen Multistate Trust II	Nuveen Symphony International Equity Fund
Nuveen California Municipal Bond Fund	Nuveen Symphony Large-Cap Growth Fund
Nuveen California High Yield Municipal Bond Fund	Nuveen Symphony Large-Cap Value Fund
Nuveen California Insured Municipal Bond Fund	Nuveen Symphony Mid-Cap Core Fund
Nuveen Connecticut Municipal Bond Fund	Nuveen Symphony Optimized Alpha Fund
Nuveen Massachusetts Municipal Bond Fund	Nuveen Symphony Small-Mid Cap Core Fund
Nuveen Massachusetts Insured Municipal Bond Fund	Nuveen Winslow Large-Cap Growth Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund	Nuveen Investment Trust III
Nuveen New York Insured Municipal Bond Fund	Nuveen Multi-Strategy Income Fund
Nuveen High Yield Bond Fund
Nuveen Multistate Trust III	Nuveen Short Duration Bond Fund
Nuveen Georgia Municipal Bond Fund
Nuveen Louisiana Municipal Bond Fund	Nuveen Investment Trust V
Nuveen North Carolina Municipal Bond Fund	Nuveen Preferred Securities Fund
Nuveen Tennessee Municipal Bond Fund
Other Funds
Nuveen Multistate Trust IV	Advance Tradewinds Global Equities Fund
Nuveen Kansas Municipal Bond Fund	AGF Harmony Overseas Equity Pool
Nuveen Kentucky Municipal Bond Fund	American Beacon Funds
Nuveen Michigan Municipal Bond Fund	AssetMark Tax-Exempt Fixed Income Fund
Nuveen Missouri Municipal Bond Fund	AXA Premier VIP Trust Multi-Manager Mid-Cap Value Portfolio
Nuveen Ohio Municipal Bond Fund	Exemplar Global Opportunities Fund-Canadian
Nuveen Wisconsin Municipal Bond Fund	HSBC Investor Growth Portfolio
HSBC Investor Value Fund
Nuveen Investment Trust	HSBC MM US Value Equity Pooled Fund
Nuveen Moderate Allocation Fund	HSBC US Large Cap Irish Fund
Nuveen Conservative Allocation Fund	ING International Value Choice Fund
Nuveen Multi-Manager Large Cap Value Fund	ING Value Choice Fund
Nuveen Growth Allocation Fund	ING Small Cap Value Multi-Manager Fund
Nuveen NWQ Large-Cap Value Fund	ING Global Value Choice Fund
Integra – NWQ US Large Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund	Leith Wheeler International Equity Plus Fund-Canadian
Nuveen NWQ Small Cap Value Fund	Mainstay Large Cap Growth Fund
Nuveen NWQ Small/Mid-Cap Value Fund	Mainstay Variable Product Large Cap Growth Fund
Nuveen NWQ Equity Income Fund	MGI US Large Cap Growth Equity Fund
Nuveen Tradewinds Value Opportunities Fund	MD Management Pooled Equity Fund
Nuveen U.S. Equity Completeness Fund	MGI US Equity Fund
Nuveen Enhanced Core Equity Fund	MLIG Roszel/NWQ Small Cap Value Portfolio
Nuveen Enhanced Mid-Cap Fund	MLIG Roszel/Santa Barbara Conservative Growth Portfolio
Nuveen Enhanced Core Equity Plus Fund	MTB Large Cap Value Fund I
New Covenant Growth Fund
Northern Trust Multi-Manager International Equity Fund
Renaissance Canadian Core Value Fund
Renaissance Global Value Fund
Riversource International Select Value Fund
Russell Global Equity Fund
Russell World Equity Fund
Russell World Equity Fund II
Wilshire Small Company Value Fund

Updated as of 9/30/2009

Nuveen Closed End Funds

TICKER SYMBOLS

NON-LEVERAGED MUNI FUNDS

1.	Nuveen Municipal Value Fund, Inc.	NUV
2.	Nuveen Municipal Value Fund 2	NUW
3.	Nuveen California Municipal Value Fund, Inc.	NCA
4.	Nuveen New York Municipal Value Fund, Inc.	NNY
5.	Nuveen Municipal Income Fund, Inc.	NMI
6.	Nuveen California Municipal Value Fund 2	NCB
7.	Nuveen New Jersey Municipal Value Fund 2	NYV
8.	Nuveen Pennsylvania Municipal Value Fund	NPN

INTERMEDIATE FUNDS

1.	Nuveen Select Maturities Municipal Fund (not leveraged)	NIM

NON-LEVERAGED PORTFOLIOS

1.	Nuveen Select Tax-Free Income Portfolio	NXP
2.	Nuveen Select Tax-Free Income Portfolio 2	NXQ
3.	Nuveen California Select Tax-Free Income Portfolio	NXC
4.	Nuveen New York Select Tax-Free Income Portfolio	NXN
5.	Nuveen Select Tax-Free Income Portfolio 3	NXR

LEVERAGED TAXABLE CLOSED-END FUNDS

1.	Nuveen Real Estate Income Fund	JRS
2.	Nuveen Quality Preferred Income Fund	JTP
3.	Nuveen Quality Preferred Income Fund 2	JPS
4.	Nuveen Quality Preferred Income Fund 3	JHP
5.	Nuveen Multi-Strategy Income and Growth Fund	JPC
6.	Nuveen Multi-Strategy Income and Growth Fund 2	JQC
7.	Nuveen Diversified Dividend and Income Fund	JDD
8.	Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
9.	Nuveen Tax-Advantaged Floating Rate Fund	JFP
10.	Nuveen Tax-Advantaged Dividend Growth Fund	JTD

NON-LEVERAGED TAXABLE CLOSED-END FUNDS

11.	Nuveen Equity Premium Income Fund	JPZ
12.	Nuveen Equity Premium Opportunity Fund	JSN
13.	Nuveen Equity PremiumAdvantage Fund	JLA
14.	Nuveen Equity Premium and Growth Fund	JPG
15.	Nuveen Global Government Enhanced Income Fund	JGG
16.	Nuveen Global Value Opportunities Fund	JGV
17.	Nuveen Core Equity Alpha Fund	JCE
18.	Nuveen Multi-Currency Short-Term Government Income Fund	JGT

SENIOR LOAN FUNDS

1.	Nuveen Senior Income Fund (leveraged)	NSL
2.	Nuveen Floating Rate Income Fund (leveraged)	JFR
3.	Nuveen Floating Rate Income Opportunity Fund (leveraged)	JRO

SYMBOLS		TICKER

LEVERAGED MUNICIPAL FUNDS

1.	Nuveen Premium Income Municipal Fund, Inc.	NPI
2.	Nuveen Performance Plus Municipal Fund, Inc.	NPP
3.	Nuveen California Performance Plus Municipal Fund, Inc.	NCP
4.	Nuveen New York Performance Plus Municipal Fund, Inc.	NNP
5.	Nuveen Municipal Advantage Fund, Inc.	NMA
6.	Nuveen Municipal Market Opportunity Fund, Inc.	NMO
7.	Nuveen California Municipal Market Opportunity Fund, Inc.	NCO
8.	Nuveen Investment Quality Municipal Fund, Inc.	NQM
9.	Nuveen California Investment Quality Municipal Fund, Inc.	NQC
10.	Nuveen New York Investment Quality Municipal Fund, Inc.	NQN
11.	Nuveen Insured Quality Municipal Fund, Inc.	NQI
12.	Nuveen Florida Investment Quality Municipal Fund	NQF
13.	Nuveen New Jersey Investment Quality Municipal Fund, Inc.	NQJ
14.	Nuveen Pennsylvania Investment Quality Municipal Fund	NQP
15.	Nuveen Select Quality Municipal Fund, Inc.	NQS
16.	Nuveen California Select Quality Municipal Fund, Inc.	NVC
17.	Nuveen New York Select Quality Municipal Fund, Inc.	NVN
18.	Nuveen Quality Income Municipal Fund, Inc.	NQU
19.	Nuveen Insured Municipal Opportunity Fund, Inc.	NIO
20.	Nuveen Florida Quality Income Municipal Fund	NUF
21.	Nuveen Michigan Quality Income Municipal Fund, Inc.	NUM
22.	Nuveen Ohio Quality Income Municipal Fund, Inc.	NUO
23.	Nuveen Texas Quality Income Municipal Fund	NTX
24.	Nuveen California Quality Income Municipal Fund, Inc.	NUC
25.	Nuveen New York Quality Income Municipal Fund, Inc.	NUN
26.	Nuveen Premier Municipal Income Fund, Inc.	NPF
27.	Nuveen Premier Insured Municipal Income Fund, Inc.	NIF
28.	Nuveen Premium Income Municipal Fund 2, Inc.	NPM
29.	Nuveen Arizona Premium Income Municipal Fund, Inc.	NAZ
30.	Nuveen Insured California Premium Income Municipal Fund, Inc.	NPC
31.	Nuveen Insured Florida Premium Income Municipal Fund	NFL
32.	Nuveen Michigan Premium Income Municipal Fund, Inc.	NMP
33.	Nuveen New Jersey Premium Income Municipal Fund, Inc.	NNJ
34.	Nuveen Insured New York Premium Income Municipal Fund, Inc.	NNF
35.	Nuveen Premium Income Municipal Fund 4, Inc.	NPT
36.	Nuveen Insured California Premium Income Municipal Fund 2, Inc.	NCL
37.	Nuveen Maryland Premium Income Municipal Fund	NMY
38.	Nuveen Massachusetts Premium Income Municipal Fund	NMT
39.	Nuveen Pennsylvania Premium Income Municipal Fund 2	NPY
40.	Nuveen Virginia Premium Income Municipal Fund	NPV
41.	Nuveen Connecticut Premium Income Municipal Fund	NTC
42.	Nuveen Georgia Premium Income Municipal Fund	NPG
43.	Nuveen Missouri Premium Income Municipal Fund	NOM
44.	Nuveen North Carolina Premium Income Municipal Fund	NNC
45.	Nuveen California Premium Income Municipal Fund	NCU
46.	Nuveen Insured Premium Income Municipal Fund 2	NPX
47.	Nuveen California Dividend Advantage Municipal Fund	NAC
48.	Nuveen New York Dividend Advantage Municipal Fund	NAN
49.	Nuveen Dividend Advantage Municipal Fund	NAD
50.	Nuveen Arizona Dividend Advantage Municipal Fund	NFZ

51.	Nuveen Connecticut Dividend Advantage Municipal Fund	NFC
52.	Nuveen Maryland Dividend Advantage Municipal Fund	NFM
53.	Nuveen Massachusetts Dividend Advantage Municipal Fund	NMB
54.	Nuveen North Carolina Dividend Advantage Municipal Fund	NRB
55.	Nuveen Virginia Dividend Advantage Municipal Fund	NGB
56.	Nuveen Dividend Advantage Municipal Fund 2	NXZ
57.	Nuveen California Dividend Advantage Municipal Fund 2	NVX
58.	Nuveen New Jersey Dividend Advantage Municipal Fund	NXJ
59.	Nuveen New York Dividend Advantage Municipal Fund 2	NXK
60.	Nuveen Ohio Dividend Advantage Municipal Fund	NXI
61.	Nuveen Pennsylvania Dividend Advantage Municipal Fund	NXM
62.	Nuveen Dividend Advantage Municipal Fund 3	NZF
63.	Nuveen California Dividend Advantage Municipal Fund 3	NZH
64.	Nuveen Georgia Dividend Advantage Municipal Fund	NZX
65.	Nuveen Maryland Dividend Advantage Municipal Fund 2	NZR
66.	Nuveen Michigan Dividend Advantage Municipal Fund	NZW
67.	Nuveen Ohio Dividend Advantage Municipal Fund 2	NBJ
68.	Nuveen North Carolina Dividend Advantage Municipal Fund 2	NNO
69.	Nuveen Virginia Dividend Advantage Municipal Fund 2	NNB
70.	Nuveen Insured Dividend Advantage Municipal Fund	NVG
71.	Nuveen Insured California Dividend Advantage Municipal Fund	NKL
72.	Nuveen Insured New York Dividend Advantage Municipal Fund	NKO
73.	Nuveen Arizona Dividend Advantage Municipal Fund 2	NKR
74.	Nuveen Connecticut Dividend Advantage Municipal Fund 2	NGK
75.	Nuveen New Jersey Dividend Advantage Municipal Fund 2	NUJ
76.	Nuveen Ohio Dividend Advantage Municipal Fund 3	NVJ
77.	Nuveen Pennsylvania Dividend Advantage Municipal Fund 2	NVY
78.	Nuveen Arizona Dividend Advantage Municipal Fund 3	NXE
79.	Nuveen Connecticut Dividend Advantage Municipal Fund 3	NGO
80.	Nuveen Georgia Dividend Advantage Municipal Fund 2	NKG
81.	Nuveen Maryland Dividend Advantage Municipal Fund 3	NWI
82.	Nuveen North Carolina Dividend Advantage Municipal Fund 3	NII
83.	Nuveen Insured Tax-Free Advantage Municipal Fund	NEA
84.	Nuveen Insured California Tax-Free Advantage Municipal Fund	NKX
85.	Nuveen Insured Florida Tax-Free Advantage Municipal Fund	NWF
86.	Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund	NGX
87.	Nuveen Insured New York Tax-Free Advantage Municipal Fund	NRK
88.	Nuveen Municipal High Income Opportunity Fund	NMZ
89.	Nuveen Municipal High Income Opportunity Fund 2 (not leveraged)	NMD

Schedule IV

PTA Compatible Broker-Dealers

1.                                      Ameritrade

2.                                      Charles Schwab

3.                                      Citigroup/Smith Barney

4.                                      E*Trade

5.                                      Fidelity

6.                                      Merrill Lynch

7.                                      Morgan Stanley

8.                                      Scottrade

9.                                      UBS

10.                               Wachovia

CODE OF ETHICS SUPPLEMENT

for

NWQ INVESTMENT MANAGEMENT COMPANY LLC

TRADEWINDS GLOBAL INVESTORS, LLC

DATED July 2, 2007

Pursuant to Section V of the Code of Ethics and Reporting Requirements for Nuveen Investments, Inc. (the “Code”) which have been adopted by NWQ Investment Management Company, LLC and Tradewinds Global Investors, LLC (referred to herein as the “Advisers”) and made applicable to them as of August 1, 2005 as amended subsequently on February 25, 2007, Advisers hereby adopt and set forth the following supplemental procedures and restrictions applicable to employees under Advisers’ direct and/or shared supervision and control.

I.                                        Supplement to Sections V.B. of the Code (Pre-Clearance of Personal Trades)

A.                                    All Employees are considered “Access Persons” for purposes of Section V and “Investment Persons” for the purposes contemplated by Section V.B. of the Code (as supplemented hereby) With respect to Employees, Section V.B.2 shall apply to both purchases and sales within 7 days before and 7 days after the same security is purchased or sold for clients on a firmwide basis. Firmwide basis is defined as substantially all clients of a respective Adviser in a particular strategy(1).

B.                                    With respect to the “prior approval” requirements contained in the Code, Employees shall obtain “prior approval” on all personal securities transactions not otherwise exempted from pre-clearance under the Code through PTA, Nuveen’s pre-clearance monitoring system.

1.                                      Pre-clearance Procedures

Pre-clearance approval through PTA will be valid for the business day on which the authorization is granted. If the trade is not completed before such pre- clearance expires, the Employee is required to again obtain pre-clearance for the trade. In addition, if an Employee becomes aware of any additional information (including with regard to potential activity on a firmwide basis with respect to a transaction that was pre-cleared) such person is obligated to disclose such information to the appropriate Designated Compliance or Legal officer prior to executing the pre-cleared transaction.

2.                                      No Short Swing Profits

No Employee shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent)(2) securities within thirty (30) calendar days. Trades made in violation of this prohibition should be unwound, when possible. Or, if an exception is not granted as indicated below, any profits realized on short-term trades shall be subject to disgorgement.

(1) A determination that substantially all of the clients in a strategy are affected by a particular transaction is at the discretion of the designated Legal or Compliance Officer.

(2) Equivalent securities may include preferred shares, options, locally traded shares, ADRs, GDRs, 144A/Reg S or another class of security.

1

Exception: Advisors’ Designated Compliance or Legal officer may grant exceptions to this policy based on a review of the transaction(s) and determination that any abusive practices which the Code and this Supplement are designed to prevent, such as front running or material conflicts of interest, have not occurred and the transactions involved support granting of an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger, or lack of involvement in the security by the firm or lack of the respective Adviser’s imminent interest in the security. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of client trading or anticipated client trading. The Designated Legal/Compliance officer shall consider the reasons for the prohibition, as stated herein, in determining when an exception to the prohibition is permissible. The Designated Legal/Compliance officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being considered for purchase or sale by the respective Adviser’s clients on a firmwide basis or (ii) being purchased or sold by respective Adviser’s clients on a firmwide basis and are not economically related to such securities.

3.                                      Exceptions to Trading Restrictions

The restrictions on personal securities trading set forth in Section V of the Code do not apply to the following:

a.                                      Transactions in securities over which a person has no direct or indirect influence or control;

b.                                      Transactions that have been effected pursuant to an “automatic investment plan” which have been initially pre-cleared. (as defined in Section VIII)

c.                                       Transactions in securities issued by the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;

d.                                      Transactions in shares of registered open-end investment companies, (other than the restrictions on frequent trading in shares of Nuveen Open-End Funds and other open-end funds advised or sub-advised by a Nuveen Subsidiary);

e.                                       Open end exchange traded funds known as “ETFs” need not be pre-cleared, but must be reported;

f.                                        Transactions in ETFs that are comparable to open-end ETFs but are formed as unit investment trusts;

g.                                       Transactions in shares of unit investment trusts that are invested exclusively in one or more registered open-end investment companies;

h.                                      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

i.                                          Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities; and

j.                                         Transactions that are non-volitional on the part of the access person, including the call by a third party of an option on securities owned by the access person.

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The Designated Legal/Compliance Officer(s) of a Nuveen Subsidiary may grant other exceptions upon determination that the conduct at issue is unlikely to present an opportunity for abuse. The person seeking such exemption must make a request to the Designated Legal/Compliance Officer(s) and must receive approval before the exemption becomes effective.

II.                                   Supplement to Section V.E.2 of the Code (Initial Holdings Report)

A.                                    Each Employee is considered an “Access Person” for the purposes contemplated by Section V.E.2 of the Code (as supplemented hereby).

B.                                    Notwithstanding anything at Section V.E.2 to the contrary, all Employees shall certify in PTA within 10 days of becoming an Employee of NWQ or Tradewinds (as applicable), their holdings in securities (Initial Holdings) as set forth in the Code.

The information to be disclosed on the Initial Holdings Report shall include the following information current within 45 days prior to the first day of employment at Advisors:

(i)                                     all personal securities holdings and holdings in Nuveen Open-End Funds and open-end Funds for which a Nuveen Subsidiary (including Advisors) serves as adviser or subadviser (“Nuveen Affiliated Open-End Funds”) (including holdings acquired before the person became an Employee);

(ii)                                  The name of any broker, dealer, bank, Fund or Fund distributor with whom the Employee maintains an account, including an account in which any Nuveen Open-End Funds or Nuveen Affiliated Open-End Funds were held for the direct or indirect benefit of the Employee; and

(iii)                               any other information requested to be disclosed on the Initial Holdings Report Form from time to time.

Holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, and registered open-end investment companies (other than Nuveen Open-End Funds and Nuveen Affiliated Open-End Funds) are not required to be disclosed. Employees do not need to report holdings in any account over which the Employee has no direct or indirect influence or control.

C.                                    Notwithstanding anything at Section V.E. to the contrary, all Employees shall certify in PTA that:

(i)                                     he has received, read and understands the Code and recognizes that he is subject thereto; and

(ii)                                  he has no knowledge of the existence of any personal conflict of interest relationship which may involve a client account, such as any economic relationship between his transactions and securities held or to be acquired by a client account.

D.                                    All Employees/Access Persons must maintain all brokerage accounts at a PTA compatible broker-dealer. This includes brokerage accounts for any family members

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living in the same household, brokerage accounts of domestic partners and any accounts which the Employee/Access Person has discretionary authority. Please refer to Schedule IV of the Code for a list of compatible broker-dealers.

E.                                     All new Employees shall be given 30 days from which they became an Access Person to transfer their brokerage accounts to a PTA compatible broker-dealer. A Designated Compliance or Legal Officer may grant exceptions on a limited case-by-case basis to maintain brokerage accounts at a non-PTA compatible broker-dealer as referenced in Section V.D.3 of the Code. (Please see Section G of the Code for approval process.)

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III.                              Supplement to Section V.E.3 of the Code (Annual Holdings Report)

A.                                    Each Employee is considered an “Access Person” for the purposes contemplated by Section V.E.3 of the Code (as supplemented hereby).

B.                                    Notwithstanding anything at Section V.E.3 to the contrary, all Employees shall certify in PTA within 45 days after the end of each calendar year an Annual Holdings Report as set forth in the Code.

All Employees shall disclose on the Annual Report all personal securities holdings as of the calendar year end plus any other information requested to be disclosed on such Report from time to time. Employees do not have to disclose holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies with one exception: Employees must disclose holdings in Nuveen Open-End Funds and Nuveen Affiliated Open-End Funds held outside of the Employee’s Nuveen 401(k) account. Employees do not need to report transactions effected in any account over which the Employee has no direct or indirect influence or control.

D.                                    Within PTA, and in addition to reporting securities holdings, every Employee shall certify annually that:

(i)                                     he has read and understands the Code and recognizes that they are subject thereto;

(ii)                                  they have complied with the requirements of the Code; and that he has reported all personal securities transactions required to be reported pursuant to the requirements of the Code;

(iii)                               he has no knowledge of the existence of any personal conflict of interest relationship (including all outside business activities, limited partnerships, etc.) which may involve any client account, such as any economic relationship between their transactions and securities held or to be acquired by a client account.

IV.                               Supplement to Section V.E.4 of the Code (Quarterly Transaction Report)

A.                                    Each Employee is considered an “Access Person” for the purposes contemplated by Section V.E.4 of the Code (as supplemented hereby).

B.                                    Notwithstanding anything at Section V.E.4 to the contrary, all Employees shall certify in PTA within 30 days after the end of each calendar quarter a Quarterly Transaction Report as set forth in the Code

C.                                    Quarterly Reporting Requirements:

(i)                                     All Employees shall disclose on the Quarterly Transaction Report all personal securities transactions and all transactions in shares of Nuveen Open-End Funds and Nuveen Affiliated Open-End Funds conducted during the period as of the calendar quarter ended within thirty (30) days after quarter end.

(ii)                                  Exchange-traded open-end funds (ETFs) do not require pre-clearance, but must be reported.

(iii)                               Employees do not need to report holdings and transactions in shares of registered open-end investment companies that are not advised or sub-advised by a Nuveen Subsidiary.

(iv)                              Employees do not need to report transactions effected in any account over which the Employee has no direct or indirect influence or control.

D.                                    With respect to each transaction identified in C(i) above, an Employee shall certify in PTA on the Quarterly Transaction Report:

(i)                                     the date of the transaction, title of the security, number of shares, and principal amount of each security involved (if possible);

(ii)                                  the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)                               the name of the broker, dealer, bank, Fund or Fund distributor with or through whom the transaction was effected; and

(iv)                              any other information requested to be disclosed on the Quarterly Transaction Report from time to time.

E.                                    With respect to each transaction identified in C(i) above, an Employee shall provide to the Compliance/Legal Department duplicate copies of confirmation for (or statement showing) each disclosable transaction in the Employee’s accounts.

F.                                     In addition, with respect to any account established by an Employee in which any securities or any Nuveen Open-End Funds and Nuveen Affiliated Open-End Funds were held during the quarter for the direct or indirect benefit of the Employee, the

Employee must provide:

(i)                                     the name of the broker, dealer, bank, Fund or Fund distributor with whom he or she established the account; and

(ii)                                  the date the account was established.

V.                                    Standards of Business Conduct Section III.D and III.E

A.                                    Each Employee is considered an “Access Person” for the purposes contemplated by Section III.D of the Code (as supplemented hereby).

B.                                    Employees are required to complete the Gifts Disclosure in PTA upon receiving from or giving a gift to any person or entity that does business with or proposes to do business with Nuveen Investments or any associated Nuveen affiliate. Cash and American Express Gift Cheques are prohibited. Employees are subject to the restrictions of Nuveen’s Cash

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and Non-Cash Compensation Policy with respect to accepting and providing non-cash compensation in the way of entertainment, including meals, golfing and tickets to cultural events (refer to current Policy). Employees must also complete a Gifts Disclosure in PTA during the calendar quarter the gift was given or received, if applicable.

C.                                    Employees may not serve on the board of directors of any publicly traded company, serve in any investment related capacity of an organization or serve as a member of a finance or investment committee for any not-for profit organization without approval from the General Counsel of Nuveen Investments or his or her designee. Employees may not engage in any outside business activities without submitting an Outside Business Activities Disclosure in PTA and receiving approval from a Designated Legal/Compliance Officer.

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